ESCROW AGREEMENT, dated January 14, 2000 by and among Bruce R. Kalisch, an individual residing at 66 Church Lane, Scarsdale, New York 10583 ("Seller"), Interboro Holding, Inc., a Delaware corporation ("Buyer") and Fischbein Badillo Wagner Harding, having its principal office at 909 Third Avenue, New York, New York 10022 ("Escrow Agent"). Capitalized terms not defined herein shall have the same meaning as defined in the Agreement referred to below.

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, Seller and Buyer are parties to that certain Stock Purchase Agreement dated January 13, 2000 (the "Agreement"); and WHEREAS, Section 8.2(e) of the Agreement provides that in the event the Company receives notice of a proposed audit of the Company, or such audit is commenced without notice under an SFA program, any 50% EBITDA Portion that remains unpaid to the Seller under the Agreement (the "Unpaid Purchase Price") shall be deposited by Buyer into escrow in lieu of paying such funds to Seller; and

     WHEREAS, Escrow Agent is willing to receive and retain such funds as escrow agent upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, representations and warranties contained herein, the parties hereby agree as follows:

     1. Seller and Buyer hereby appoint Escrow Agent to serve as the escrow agent under this Escrow Agreement and Escrow Agent accepts such appointment, subject to the terms and conditions hereof.

     2. Escrow Agent agrees to hold all cash, deposited into escrow, plus interest accruing on such Unpaid Purchase Price (the Unpaid Purchase Price and interest accruing thereon collectively the "Escrowed Property"), in accordance with the terms and conditions of this Escrow Agreement.

     3. Pending the payment of any Escrowed Property out of escrow, as provided for herein, Escrow Agent will hold all of the Escrowed Property as segregated funds in its attorneys' interest bearing trust account (the "Escrow Account").

     4. The Escrow Agent will promptly give written acknowledgement of the receipt of each deposit of Unpaid Purchase Price into the Escrow Account to Seller and Buyer.

     5. (a) To assert a right of offset against the Escrow Property  pursuant to
Article 8 of the Agreement, Buyer shall simultaneously provide Seller and the Escrow Agent with written notice (all notices required under this Escrow Agreement being given consistent with the requirements of Section 10.6 of the Agreement) setting forth the basis and amount of the offset being claimed (the "Notice of Offset").

          (b) Upon receipt of a Notice of Offset, Escrow Agent shall take no action until it receives either:

               (i) a letter signed by Seller and Buyer jointly directing it to deliver the Escrowed Property in accordance with the terms set forth in such letter; or

               (ii) a final agency  determination  which  quantifies  the sum of money to be repaid by the school in the context of the subject audit; or

               (iii)a final  determination by a court of law,  arbitration panel or similar adjudicative body specifying the manner in which the Escrowed Property is to be turned over by Escrow Agent

     6. If Seller does not give written notice of objection to any portion of Buyer's Notice of Offset to Buyer and Escrow Agent within fifteen (15) days after the Notice of Offset was given (in accordance with Article 10.6 of the Agreement), Escrow Agent shall promptly release to Buyer that portion of the Escrowed Property as equals the amount(s) not so objected to by Seller. 7. (a) To demand payment of the Escrow Property consistent with its rights under the Agreement, Seller shall simultaneously provide Buyer and the Escrow Agent with written notice setting forth the basis of its demand and the amount or the period for which payment is being claimed (the "Notice of Payment"). (a) Upon receipt of a Notice of Payment, Escrow Agent shall take no action until it receives either: (b) a letter signed by Seller and Buyer jointly directing it to deliver the Escrowed Property in accordance with the terms set forth in:

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

               (i) a letter signed by Seller and Buyer jointly directing it to deliver the Escrowed Property in accordance with the terms set forth in such letter; or

               (ii) a final agency  determination  which  quantifies  the sum of money to be repaid by the school in the context of the subject audit; or

               (iii)a final  determination by a court of law,  arbitration panel or similar adjudicative body specifying the manner in which the Escrowed Property is to be turned over by Escrow Agent.

          (c) If Buyer does not give written notice of objection to any portion of Seller's Notice of Payment to Seller and Escrow Agent within fifteen (15) days after the Notice of Payment was given (in accordance with Section 10.6 of the Agreement), Escrow Agent shall promptly release to Seller that portion of the Escrowed Property as equals the amount(s) not so objected to by Buyer. 8. Escrow Agent shall not be under any duty to give the Escrowed Property any greater degree of care than it gives its own similar property, and it shall have no liability hereunder, except for the willful breach of its duties hereunder.
9. Escrow Agent shall have no duties or responsibilities except those expressly set forth herein, and no implied duties or obligations should be read into this Escrow Agreement against Escrow Agent. Escrow Agent need not refer to, and will not be bound by, the provisions of any other agreement including, but not limited to, the Agreement. In no event, shall Escrow Agent be responsible to Seller or Buyer for any claim that interest earned on the Escrowed Property while in escrow is inadequate.

     10. Escrow Agent may consult with counsel and shall be fully protected with respect to any action taken or omitted by it in good faith on advice of counsel.

     11. Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any document or instrument held by or delivered to it.

     12. Escrow Agent will receive no compensation  for its services  hereunder.

     13. In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions from Seller or Buyer with respect to the Escrowed Property, which, in its opinion, are in conflict with any of the provisions hereof (i) it shall be entitled to refrain from taking any action, and in doing so shall not become liable in any way or to any person for its failure or refusal to comply with such conflicting demands, and it shall be entitled to continue so to refrain from acting and so refuse to act until it shall be directed otherwise, in writing, jointly by Seller and Buyer or until it shall receive a final determination of a court of law, arbitration panel, or similar adjudicative body, or (ii) it may commence an inter-pleader type action before J-A-M-S/ENDISPUTE in accordance with Section 13 of this Escrow Agreement to adjudicate the rights of Seller and Buyer.


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

     14. (a) Any and all disputes, claims or controversies arising out of or relating to this Escrow Agreement that are not resolved within ten (10) business days shall be submitted to final and binding arbitration in New York City before J-A-M-S/ENDISPUTE, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq.

          (b) Any party hereto may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with J-A-M-S/ENDISPUTE, with a copy to the other parties. The arbitration will be conducted in accordance with the provisions of J-A-M-S/ENDISPUTE's Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with J-A-M-S/ENDISPUTE and with one another in selecting an arbitrator from J-A-M-S/ENDISPUTE's panel of neutrals, and in scheduling the arbitration proceedings so that a final determination can be made within thirty (30) days after submission to arbitration. The parties covenant that they will participate in the arbitration in good faith.

          (c) In connection with an inter-pleader type action brought by the Escrow Agent, Buyer and Seller agree that the Escrowed Property may be deposited with or delivered to J-A-M-S/ENDISPUTE and held by them pending a final determination of the arbitration. Buyer and Seller agree that they will share equally the costs of any arbitration under this Escrow Agreement.

          (d) Once an award is rendered, the arbitrator shall determine the allocation of costs and expenses of the arbitration, including attorneys' fees, between the parties, except that Escrow Agent shall have no liability for any costs or expenses of any other party and shall be paid all of its costs and expenses by Buyer and Seller pursuant to Section 17 of this Escrow Agreement. The provisions of this arbitration clause may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.

     15. For the purpose of this Escrow Agreement, a determination will be deemed final once Escrow Agent receives a written notification from counsel that no appeal of the determination is permitted, or that the time to appeal has expired.

     16. Escrow Agent may act in reliance upon any notice, instruction, certificate, statement, request, consent, confirmation, agreement, judicial decision, arbitration award or other document or instrument which it believes in good faith to be genuine and to have been signed or rendered by a proper person or persons, and may assume that any officer of Buyer purporting to act on behalf of Buyer in giving any such notice or other instrument in connection with the provisions hereof has been duly authorized to do so.

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

     17. In the event that Escrow Agent, by written notice, requests jointly executed instructions from Seller and Buyer regarding any matter arising in connection with this Escrow Agreement and Seller and Buyer do not deliver reasonably satisfactory written instructions to Escrow Agent in relation to such matter, within fifteen (15) days after the giving of such notice, Escrow Agent may retain counsel to advise it in such connection or act pro se.
                                                          --- --

     18. (a) In the event that Escrow Agent retains counsel or otherwise incurs any legal fees by virtue of any provision of this Escrow Agreement, the reasonable fees and disbursements of such counsel and any other liability, loss or expense which it may thereafter reasonably suffer or incur in connection with this Escrow Agreement or the performance or attempted performance in good faith of its duties hereunder shall be paid (or reimbursed to it) by Seller and Buyer, jointly and severally. In the event that Escrow Agent becomes a party to any litigation in connection with its functions as escrow agent pursuant to this Escrow Agreement, whether such litigation is brought by or against it, the reasonable fees and disbursements of counsel to Escrow Agent and the amounts attributable to services rendered by members or associates of Escrow Agent at the then prevailing hourly rates charged by them and disbursements incurred by them, together with any other liability, loss or expense which it may reasonably suffer or incur in connection therewith, shall be paid (or reimbursed to it) by Seller and Buyer, jointly and severally, unless such loss, liability or expense is due to the willful breach by Escrow Agent of its duties hereunder. Seller and Buyer, shall each be responsible for one-half of any amounts payable jointly and severally by them to, or on behalf of, Escrow Agent pursuant to this Agreement.


          (b) Seller and Buyer jointly and severally hereby unconditionally agree to indemnify Escrow Agent and hold it harmless from and against any and all expenses, damages, actions, suits or other charges incurred by or brought or assessed against if except as a result of its willful breach of its duties under this Escrow Agreement, for (i) anything done or omitted by it in the performance of its duties hereunder, or (ii) on account of its acting in its capacity as an escrow agent or stakeholder hereunder.

          (c) All reasonable expenses incurred by Escrow Agent in connection with the performance of its duties hereunder will be paid (or reimbursed to it) by Seller and Buyer, jointly and severally.

          (d) The agreements contained in this paragraph 17 shall survive any termination of the duties of Escrow Agent hereunder.

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

     19. Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving Seller and Buyer at least fifteen (15) days' prior written notice thereof (the "Resignation Notice"). As soon as practicable after its resignation, Escrow Agent shall turn over to the successor Escrow Agent appointed by Seller and Buyer the Escrowed Property then held by Escrow Agent upon presentation of the document appointing the new Escrow Agent and its acceptance thereof. If no new Escrow Agent is so appointed within thirty (30) days following the Resignation Notice, Escrow Agent may deposit the Escrowed Property with, and commence an inter-pleader or other appropriate action in, any court of competent jurisdiction.

     20. The terms and provisions of this Escrow Agreement may not be waived, discharged or terminated orally, but only by an instrument in writing signed by the person or persons against whom enforcement of the discharge, waiver or termination is sought.

     21. Escrow Agent shall not be bound by any modification of the provisions of this Escrow Agreement, unless such modification is in writing and signed by Seller and Buyer, and, with respect to any modification in its duties or rights hereunder, it shall have given its prior written consent thereto.

     22. From time to time, Seller and Buyer will, execute such documents and perform such acts as Escrow Agent may reasonably request and as may be necessary to enable Escrow Agent to perform its duties hereunder or effectuate the transactions contemplated by thus Escrow Agreement.

     23. The rights created by this Escrow Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the heirs, successors, assigns and personal representatives of Escrow Agent, Seller and Buyer.

     24. This Escrow Agreement shall be governed by, and its provisions construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the day and year first above written.

                                          /s/ Bruce R. Kalisch
                                          -----------------------------------
                                                    Bruce R. Kalisch


                                          INTERBORO HOLDING, INC.


                                          By:/s/ Richard Goldenberg
                                             --------------------------------
                                                    Richard Goldenberg,
                                                    Chief Financial Officer

                                          FISCHBEIN BADILLO WAGNER HARDING


                                          By: /s/ Joseph D. Alperin
                                             --------------------------------
                                                 Joseph D. Alperin, Partner

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